As filed with the Securities and Exchange Commission on December 9, 2019
Registration No. 333 - 209962

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________

Post-Effective Amendment No. 2
on Form S‑8
to Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________________________________________

HUNTINGTON BANCSHARES INCORPORATED
(Exact name of Registrant as specified in its charter)

Maryland        31‑0724920
(State or other jurisdiction        (I.R.S. Employer
of incorporation or organization)        Identification No.)
Huntington Center
41 South High Street
Columbus, Ohio 43287
(Address, including zip code, of principal executive offices)
_______________________________________________
FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan
(Full title of the Plan)
_______________________________________________

Jana J. Litsey, Esq.
General Counsel
Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio 43287
614-480-2265
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [x]                            Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)        Smaller reporting company [ ]

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), is filing this Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Registration Statement on Form S-4 (File No. 333-209962) filed on March 4, 2016, as amended by Pre-Effective Amendments No. 1 and 2 filed on April 5, 2016 and April 27, 2016, respectively (the “Form S-4”), as amended by Post-Effective Amendment No. 1 on Form S-8 filed on August 16, 2016 (the “Form S-8”). The Form S-4 and Form S-8 registered 3,500,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), and an indeterminate amount of plan participation interests, to be offered and sold pursuant to the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan (the “Plan”).

The trust underlying the Plan was liquidated on June 19, 2019. Accordingly, the Company hereby terminates the effectiveness of the Form S-8 and, pursuant to the undertakings contained in the Form S-8 to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance but remain unsold at the termination of the offering under the Plan, the Company hereby removes from registration any shares of Common Stock remaining in the Plan and all Plan participation interests that were registered for issuance pursuant to the Form S-8 and that remain unsold as of the date hereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 9, 2019.

HUNTINGTON BANCSHARES INCORPORATED

By:    /s/ Jana Litsey

Name:     Jana Litsey

Title:     General Counsel

No other person is required to sign this Post-Effective Amendment on behalf of the Company in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on December 9, 2019.

FIRSTMERIT CORPORATION AND AFFILIATES
EMPLOYEES’ SALARY SAVINGS RETIREMENT PLAN

By: HUNTINGTON BANCSHARES INCORPORATED

By:          /s/ Tasia McIntyre

Name:          Tasia McIntyre

Title:          Benefits Director

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